Exhibit 10.6

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of April 28, 2008 by and among Security Bank Corporation, a Georgia corporation (“SBKC”), and the investors listed on Schedule A hereto (the “Schedule of Investors”), who are each referred to herein as an “Investor” and collectively, as the “Investors.” Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof and any capitalized terms not otherwise defined herein shall have the meanings set forth in that certain Subordinated Note and Securities Purchase Agreement dated as of the date hereof among SBKC, Security Interim Holding Corporation, a wholly owned subsidiary of SBKC, and the Investors (the “Purchase Agreement”).

The parties hereto agree as follows:

1. Eligibility for Registration. SBKC shall use its reasonable best efforts to remain current in its financial reporting obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), so that SBKC is eligible to register for resale on a registration statement on Securities and Exchange Commission (“SEC”) Form S-3 (“Form S-3”) under the Securities Act of 1933 (the “Securities Act”), the Registrable Securities, provided that, for the purposes of this Agreement, SBKC may use SEC Form S-1, or any successor form of registration, if SBKC is not eligible to use Form S-3.

2. Registration of Securities. SBKC shall prepare, and, as soon as practicable, within 60 days of SBKC shareholder approval of the exchange of SARs for Non-Voting Warrant Shares (but in no event later than 270 days from the date hereof), file with the SEC a registration statement on Form S-3 covering the resale of all of the Registrable Securities, including a sufficient number of shares of Common Stock of SBKC that may be issued upon the conversion of Non-Voting Warrant Shares into shares of Common Stock (the “S-3 Registration Statement”). SBKC shall use its reasonable best efforts to cause the S-3 Registration Statement to be declared effective under the Securities Act as promptly as is reasonably practicable, and to keep such S-3 Registration Statement continuously effective under the Securities Act until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such S-3 Registration Statement pursuant to Rule 144 promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the Registable Securities covered by such S-3 Registration Statement.

3. Request for Registrations.

(a) Requests for Registrations. If, at any time on or after the first anniversary of the date hereof and prior to the 10th anniversary of the Closing, SBKC shall receive from an Investor (an “Initiating Investor”) a written request that SBKC effect any registration with respect to all or at least 25% of the outstanding securities of any type of the Registrable Securities (a “Request for Registration”), SBKC will: (i) promptly give written notice of the proposed registration, qualification or compliance to all other Investors; and (ii) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, supplements and free-writing prospectuses, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Investor or Investors joining in such request as are specified in a written request received by SBKC within 10 business days after written notice from SBKC is given under Section 3(a)(i) above; provided, that if the S-3 Registration Statement is then effective and usable to effect the sale and distribution of the Registrable Securities described in such Request for Registration, this Section 3(a) shall not require SBKC to file an additional registration statement, but shall require SBKC to take such further actions described in this Section 3(a) to permit or facilitate the same and distribution specified in such request. Notwithstanding anything to the contrary contained herein, if the Initiating Investors provide notice to SBKC of their intention to distribute Registrable Securities by means of an underwriting, then SBKC shall effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, supplements and free-writing prospectuses, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities in such an underwritten offering.

(b) Underwriting. If the Initiating Investors intend to distribute the Registrable Securities covered by their Request for Registration by means of an underwriting, they shall so advise SBKC as a part of their Request for Registration made pursuant to Section 3(a). If other Investors request inclusion in any such registration, the Initiating Investors shall offer to include the Securities of such other Investors in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Initiating Investors whose shares are to be included in such registration and SBKC shall (together with all other Investors proposing to distribute their Securities through such underwriting, the “Participating Investors”) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by SBKC and who are reasonably acceptable to the Participating Investors. Such underwriting agreement will contain such customary representations and warranties by SBKC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution, opinions of counsel and accountants’ consents and comfort letters, and the representations and warranties by, and the other agreements on the part of SBKC to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Investors. SBKC shall cooperate fully with the Participating Investors and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Section 3(b), if the representative of the underwriters advises the Participating Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, the Securities of SBKC held by Participating Investors other than the Initiating Investors shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Participating Investor shall be reduced on a pro rata basis (based on the number of shares held by each such Participating Investor), by such minimum number of shares as is necessary to comply with such request; provided, that there shall be no reduction in the number of shares included in the registration by any Initiating Investors until all shares of the other Participating Investors, other than the Initiating Investors, have been excluded from such registration. No Registrable Securities or any other Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If any Investor, other than the Initiating Investors, who has requested inclusion in such registration as provided above, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to SBKC the underwriter and the Initiating Investors. The Securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other Securities to be underwritten, SBKC and its officers and directors may include its or their Securities for its or their own account in such registration if the representative of the underwriters so agrees and if the number of Registrable Securities and other Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(c) Notwithstanding the foregoing, (i) SBKC shall not be obligated to file more than three registration statements at its own expense with the SEC, (ii) SBKC shall not be obligated to file more than one registration statement with the SEC or undertake more than one underwriting in any 12-month period, (iii) if SBKC shall furnish to the Participating Investors a certificate signed by the Chief Executive Officer or Chief Financial Officer of SBKC stating that in the good faith judgment of an independent majority of its Board of Directors filing such registration statement would be materially adverse to SBKC and its securityholders and it is therefore essential to defer the filing of such registration statement, SBKC shall have the right to defer taking action with respect to such filing or underwriting for a period of not more than 90 days after the receipt of the request of the Initiating Investors and (iv) if, upon receipt of a registration request pursuant to this Section 3, SBKC is advised in writing (with a copy to each Initiating Investor) by a recognized national independent investment banking firm selected by SBKC that, in such firm’s opinion, a registration or underwriting at the time and on the terms requested would adversely affect any public offering of SBKC securities by SBKC (other than in connection with benefit and similar plans) or by or on behalf of any shareholder of SBKC exercising a demand registration right (collectively, a “Company Offering”) with respect to which SBKC has commenced preparations for a registration prior to the receipt of a registration or underwriting request pursuant to Section 2(a), SBKC shall not be required to effect a registration pursuant to this Section 2 until the earlier of (x) 30 days after the completion of such Company Offering, (y) promptly after any abandonment of such Company Offering or (z) 60 days after the date of receipt of a registration request pursuant to this Section 2; provided, however, that the periods during which SBKC shall not be required to effect a registration pursuant to this Section 2 together with any periods of suspension under Section 2 hereof may not exceed 90 days in the aggregate during any period of 12 consecutive months; provided, however, that nothing in this Section 3 shall restrict or otherwise limit the Investors’ rights provided for in Section 4 hereof.

4. Piggyback Registration Rights.

(a) If SBKC shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-4 or Form S-8 or any successor or similar forms thereto, SBKC will: (i) give to each Investor written notice thereof as soon as practicable prior to filing the registration statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from SBKC, by any Investor or Investors, except as set forth in paragraph (b) below, provided that if, at any time after giving such notice, SBKC shall determine for any reason or for no reason not to register or to delay registration of the Securities of SBKC that were to be included in the registration statement, SBKC may, at its election, give written notice of such determination to each Investor desiring to include Registrable Securities in such registration statement, and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any of such Investors’ Registrable Securities in connection with such registration (but not from its obligations to pay expenses incurred in connection therewith), and (ii) in the case of a delay in registering, shall be permitted to delay registering all Investors’ Registrable Securities for the same period as the delay in registering such other Securities. Notwithstanding the foregoing, if the S-3 Registration Statement is then effective and usable by Investors, SBKC shall not be required to include any Registrable Securities in a registration pursuant to this Section 4(a) unless such registration contemplates an underwritten offering.

(b) In the case where SBKC is registering Securities for the purpose of an underwritten offering, SBKC shall offer to include the Securities of the Investors in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 4(b). The Investors whose shares are to be included in such underwriting (the “Included Investors”) and SBKC shall enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by SBKC. Such underwriting agreement will contain such customary representations and warranties by SBKC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution, opinions of counsel and accountants’ consents and comfort letters, and the representations and warranties by, and the other agreements on the part of SBKC to and for the benefit of such underwriters shall also be made to and for the benefit of the Included Investors. if the managing underwriter of the offering advises SBKC and each Included Investor in writing that, in its opinion, the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the success of such offering, SBKC will include in such registration to the extent of the number which SBKC is so advised can be sold in such offering Securities determined as follows:

First, the Securities proposed by the Company to be sold for its own account; and

Second, allocated among the Included Investors pro rata based on the number of Registrable Securities to be included in such registration by such Included Investors.

5. Registration Procedures. Whenever required under this Agreement to effect the registration of any Registrable Securities, SBKC shall effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, SBKC shall as soon as reasonably practicable:

(a) notify in writing the Investors of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until all Registrable Securities registered thereunder have been sold and to keep available for delivery upon the resale of Registrable Securities, a prospectus that meets the requirements of Section 10 of the Securities Act and such “free writing prospectuses” as may be required by the rules of the SEC or underwriters at all times thereafter as may be required by the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(b) furnish to each Investor selling Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(c) register, qualify, or exempt such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Investor of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Investor of Registrable Securities (provided that SBKC shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(d) promptly notify in writing each Investor selling such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, whereupon no Investor shall use such prospectus, and, at the request of the selling Investors, SBKC shall promptly prepare and furnish to each such Investor a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e) cause all shares of SBKC Common Stock that are Registrable Securities to be listed on the Nasdaq Global Select Market or such securities exchange or market on which shares of SBKC Common Stock are then listed or traded; and

(f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

6. Registration Expenses.

(a) Subject to Section 6(b) below, all expenses incident to SBKC’s performance of or compliance with this Agreement, including all registration and filing fees,

fees and expenses of compliance with securities or blue sky laws, printing expenses, reasonable travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for SBKC and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the Financial Industry Regulatory Authority (in each case, excluding discounts and commissions which shall be paid by the Investors), and other persons retained by SBKC (all such expenses being herein called “Registration Expenses”), as applicable, shall be borne by SBKC, subject to the limitations set forth in Section 3(c)(i) hereof. In all cases, SBKC shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the Securities to be registered on the Nasdaq Global Select Market or any other securities exchange, as provided by Section 5(e) above.

(b) In connection with each Request for Registration, SBKC shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of no more than one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c) To the extent Registration Expenses are not required to be paid by SBKC, each holder of Registrable Securities hereunder shall pay those Registration Expenses allocable to the registration of such holder’s Registrable Securities so included, and any Registration Expenses not so allocable, including such holder’s pro rata share of any underwriting discounts or commissions, shall be borne by all sellers of Registrable Securities in proportion to the aggregate selling price of the Securities to be so registered.

7. Indemnification.

(a) SBKC agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Investor holding Registrable Securities, its officers, directors, agents, and employees, and each person who controls such Investor causing the registration of the Registrable Securities pursuant to this Agreement (within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act against all losses, claims, demands, damages, and liabilities, and expenses (or actions, investigations or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorneys’ fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, “Losses”) caused by, resulting from, arising out of, based upon or relating to any untrue or alleged untrue statement of material fact contained in (i) (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or written communication (in this Section 6, collectively called an “application”) executed by or on behalf of SBKC or any other document prepared by or with the assistance of SBKC or based upon written information furnished by or on behalf of SBKC that is filed in any jurisdiction in order to qualify any Securities covered by such registration under the “blue sky” or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and SBKC will reimburse such holder and each such director, officer, and controlling person for any reasonable legal or any other reasonable out of pocket expenses incurred by them in connection with investigating, defending or settling any such Losses; provided that SBKC shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to (1) any untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, or any other document prepared by or with the assistance of SBKC in reliance upon, and in conformity with, written information prepared and furnished in writing to SBKC or the underwriters by such Investor expressly for use therein or (2) by such Investor’s failure to deliver a copy of the registration statement, preliminary prospectus, or prospectus or any amendments or supplements thereto, as required by applicable law to be delivered after SBKC has furnished such Investor with a sufficient number of copies of the same. In connection with an underwritten offering, SBKC shall indemnify such underwriters, their officers, employees and directors, and each person who controls such underwriters (within the meaning of the Securities Act or the 1934 Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which an Investor holding Registrable Securities is participating, each such participating Investor, severally and not jointly, will furnish to SBKC in writing such information as SBKC reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless SBKC and its respective officers, directors, agents, and employees, and each other person who controls SBKC (within the meaning of the Section 15 of the Securities Act or Section 20(a) of the 1934 Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to SBKC by such Investor expressly for use therein, and such Investor will reimburse SBKC and each such other indemnified party for any reasonable legal or any other reasonable expenses incurred by them in connection with investigating, defending or settling any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld); provided, such settlement irrevocably and unconditionally releases the indemnifying party from all claims and Losses related to, resulting from or giving rise to such claims or Losses covered by such settlement. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party and shall survive the transfer of Securities.

(e) If the indemnification provided for in this Section is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein (other than by reasons of the exception above), or is insufficient to indemnify a party indemnified hereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the indemnifying party on the one hand and of the indemnified party on the other in connection with the registration statement on the other in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by SBKC on the one hand and the Investors selling Registrable Securities in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to SBKC bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of SBKC on the one hand and of the Investors selling Registrable Securities in the registration statement on the other shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by SBKC or by the Investors selling Registrable Securities in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(f) SBKC and the Investors selling Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(e). The amount paid or payable by an indemnified party as a result of the Losses referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the provisions of Section 7(e), no Investor selling Registrable Securities shall be required to contribute pursuant to Section 7(e) any amount in excess of the net proceeds received by such Investor from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. Participation in Underwritten Registrations.

(a) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor’s Securities on the basis provided in any underwriting arrangements containing customary terms and conditions and reasonably acceptable to SBKC (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)) and to the Investors (with respect to their duties and obligations), provided that no Investor will be required to sell more than the number of Registrable Securities that such Investor has requested SBKC to include in any registration, and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting and lock-up agreements, and makes any required representations and warranties and covenants under the underwriting agreement and other documents customarily required under the terms of such underwriting arrangements; provided that no Investor included in any underwritten registration shall be required to make any representations or warranties to SBKC or the underwriters (other than representations and warranties regarding such Investor and such Investor’s intended method of distribution) or to undertake any indemnification obligations to SBKC or the underwriters with respect thereto, except as otherwise provided herein.

(b) Each Investor that is participating in any registration hereunder agrees that, upon receipt of any notice from SBKC of the happening of any event of the kind described in Section 5(d), such Investor will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(d).

(c) It shall be a condition precedent to the obligations of SBKC to take any action pursuant to this Agreement with respect to the Registrable Securities held by any Investor that such Investor shall promptly furnish to SBKC such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor’s Registrable Securities. Notwithstanding anything set forth in this Agreement, SBKC shall have no obligation to include Registrable Securities for any Investor that does not provide the information in the preceding sentence.

9. Definitions.

(a) “Registrable Securities” means (i) any Common Stock of SBKC issued or issuable to the Investors in respect of their holdings of SBKC Warrants, Warrant

Shares, Non-Voting Warrants or Non-Voting Warrant Shares and (ii) common equity securities of SBKC issued or issuable with respect to the Securities referred to in clause (i) above by way of dividend, distribution, split or combination of Securities, or any recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been sold, transferred, and/or distributed to a third party pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule or exemption then in force), (ii) have been effectively registered under a registration statement including, without limitation, a registration statement on Form S-3 or Form S-4 (or any successor or similar form), or (iii) have been purchased or redeemed by SBKC. For purposes of this Agreement, an Investor shall be deemed to be a holder of Registrable Securities whenever such Investor has the right to acquire such Registrable Securities (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

(b) “Security” or “Securities” shall have the meaning set forth in Section 2(1) of the Securities Act.

10. Miscellaneous.

(a) No Inconsistent Agreements. SBKC is not a party to and will not hereafter enter into, any agreement with respect to its Securities that is inconsistent with or violates or limits the rights granted to the holders of Registrable Securities in this Agreement.

(b) Adjustments Affecting Registrable Securities. SBKC shall not take any action, or permit any change to occur, with respect to its Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of stock).

(c) Exercisability and Termination. Except as provided otherwise herein, the holder of Registrable Securities shall be entitled to immediately exercise any rights provided herein and this Agreement will terminate on the first to occur of (i) the 10th anniversary of the Closing or (ii) such time as all Registrable Securities have been registered or are otherwise tradable without restriction or limitation (including, without limitation, notice or volume limitations) pursuant to Rule 144 under the Securities Act.

(d) Private Sales. Upon the request of an Investor, SBKC agrees to take, or cause to be taken, all reasonable actions necessary to assist and facilitate, and shall cooperate fully with, the Investor in connection with a sale, transfer or other disposition of Non-Voting Warrant Shares by the Investor to one or more third parties in a private transaction.

(e) Remedies. Any party to this Agreement having rights under any provision of this Agreement shall be entitled to exercise all rights and remedies available under this Agreement or at law or in equity, including, without limitation, the right to recover damages caused by reason of any breach of any provision of this Agreement. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of this Agreement and that without posting any bond or other security the parties have the right to specific performance and to obtain injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any person not a signatory hereto any rights or benefits.

(f) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against SBKC or the holders of Registrable Securities unless such modification, amendment, or waiver is approved in writing by SBKC and holders of a majority of the Registrable Securities then in existence. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

(g) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof. Nothing contained in this Section 10, however, shall be deemed to extend this Agreement beyond the period specified in Section 10(c).

(h) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Additional Investors may be added by executing a counterpart hereof (including by means of telecopied signature pages) and they shall be deemed Investors as of the date hereof. A signature sent by facsimile shall have the same force and effect as an executed original.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and visa versa. The use of the word “including” in this Agreement shall be, in each case, by way of example and without limitation. The use of the words “or,” “either,” and “any” shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof.

(k) Stock Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Securities, for so long as any Registrable Securities remain, each stock certificate evidencing such Registrable Shares shall contain a legend to the following effect: “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE OBLIGATIONS AND BENEFITS OF A CERTAIN REGISTRATION AGREEMENT, DATED AS OF APRIL 28, 2008.”

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the other Operative Documents, are intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement is the Registration Agreement referred to in the Purchase Agreement.

(m) Governing Law. The laws of the State of New York shall govern all issues and questions concerning the relative rights of SBKC and the Investors. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction, other than Sections 5-1401 and 5-1402 of the General Obligations Llaw of the State of New York) that would cause the application of the laws of any jurisdiction other than the State of New York. Any action or proceeding with respect to this Agreement shall be brought exclusively in any state or federal court in New York City, New York. Each party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in a state or federal court in New York City, New York, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum. The parties waive any right to a jury trial.

(n) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications shall be sent to each Investor and to SBKC at the respective addresses indicated on Schedule A hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the other parties.

(o) No Drafting Presumptions. The parties hereto have participated jointly in the negotiation and drafting to this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[Remainder of page blank; signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

Security Bank Corporation

By:	/s/ H. Averett Walker
Name:	H. Averett Walker
Its:	President and Chief Executive Officer

Investor Counterpart Signature Page to

Registration Agreement

FINANCIAL STOCKS CAPITAL PARTNERS IV, L.P.

By:	Finstocks Capital Management IV, LLC
Its:	Sole General Partner

By:	/s/ John M. Stein
Name:	John M. Stein
Title:	President

Address:	507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202 Fax No. (513) 241-1026

Investor Counterpart Signature Page to

Registration Agreement

FINANCIAL STOCKS CAPITAL PARTNERS V, L.P.

By:	Finstocks Capital Management V, LLC
Its:	Sole General Partner

By:	/s/ John M. Stein
Name:	John M. Stein
Title:	President

Address:	507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202 Fax No. (513) 241-1026

Investor	Address
Financial Stocks Capital Partners IV L.P.	507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202 Fax No. (513) 241-1026

Financial Stocks Capital Partners V L.P.	507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202 Fax No. (513) 241-1026